As filed with the Securities and Exchange Commission on May 12, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENENTA SCIENCE S.P.A.

(Exact name of Registrant as specified in its charter)

Republic of Italy	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Pierluigi Paracchi

Chief Executive Officer

Via Olgettina No. 58

20132 Milan, Italy

Tel: +39-02-2643-4681

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

Tel: +1.800.221.0102

(Name, address, and telephone number of agent for service)

Copies to:

Per B. Chilstrom, Esq.

Fenwick & West LLP

902 Broadway

New York, New York 10010

(212) 430-2600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus (the “Base Prospectus”), which covers the offering, issuance and sale by Genenta Science S.p.A. (the “Company”) of up to a maximum aggregate offering price of $100,000,000 of the Company’s ordinary shares; ordinary shares represented by American depositary shares (“ADSs”), each representing one of our ordinary shares; rights exercisable for ordinary shares and/or ordinary shares represented by ADSs (“rights”); or any combination thereof as described in the Base Prospectus; and

●	a sales agreement prospectus (the “Sales Agreement Prospectus”) covering the offering, issuance and sale by the Company of up to a maximum aggregate offering price of $30,000,000 of its ordinary shares represented by ADSs (the “Sales Agreement Securities”) that may be issued and sold under a Controlled Equity OfferingSM Sales Agreement, dated May 12, 2023 (the “Sales Agreement”), between the Company and Cantor Fitzgerald & Co. (“Cantor”).

The Base Prospectus immediately follows this Explanatory Note. The specific terms of any securities to be offered pursuant to the Base Prospectus, other than the shares to be issued and sold under the Sales Agreement, will be specified in a prospectus supplement to the Base Prospectus. The specific terms of the securities to be issued and sold under the Sales Agreement are specified in the Sales Agreement Prospectus immediately following the Base Prospectus. The $30,000,000 of the Sales Agreement Securities that may be offered, issued and sold under the Sales Agreement Prospectus are included in the $100,000,000 of securities that may be offered, issued and sold by the Company under the Base Prospectus. Upon termination of the Sales Agreement with Cantor, any portion of the $30,000,000 included in the Sales Agreement Prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the Base Prospectus and a corresponding prospectus supplement, and if no Sales Agreement Securities are sold under the Sales Agreement, the full $100,000,000 of securities may be sold in other offerings by the Company pursuant to the Base Prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 12, 2023

PRELIMINARY PROSPECTUS

$100,000,000

Ordinary Shares

Ordinary Shares Represented by American Depositary Shares

Rights

Genenta Science S.p.A.

By this prospectus, we may offer and sell from time to time, in one or more offerings, together or separately, ordinary shares; ordinary shares represented by American depositary shares (“ADSs”), each ADS representing one of our ordinary shares; rights exercisable for ordinary shares and/or ordinary shares represented by ADSs (“rights”); or any combination thereof as described in this prospectus. The total amount of these securities will have an initial aggregate offering price of up to $100,000,000. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. A prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.

The ADSs are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “GNTA.” The last reported sale price of the ADSs on the Nasdaq on May 11, 2023 was $5.95 per ADS.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced disclosure and regulatory requirements. Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of material risks of investing in our securities. Please read the section entitled “Risk Factors” beginning on page 3 of this prospectus, as well as the section entitled “Item 3. Key Information—D. Risk Factors” beginning on page 3 of our Annual Report on Form 20-F for the year ended December 31, 2022, which report is incorporated by reference in this prospectus, before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2023.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”).

Under this shelf registration, we may offer our ordinary shares, ordinary shares represented by ADSs, rights or any combination thereof, from time to time in one or more offerings. The total amount of these securities will have an initial aggregate offering price of up to $100,000,000. This prospectus only provides you with a general description of the securities that we may offer. Each time we offer a type of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. If any such securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Information by Reference” before you invest in our securities.

We have not authorized anyone to provide you with additional information or information different from that contained in or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus filed with the SEC. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where offers and sales of the securities are legally permitted. The information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus we file is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date. We will update this prospectus to the extent required by law.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement rather than establishing matters of fact. The information in the exhibits should not be read alone and instead should be read in conjunction with the information in this prospectus and other filings that we make with the SEC. Moreover, such representations, warranties or covenants were accurate only as of the date they were made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

All references in this prospectus to “U.S. dollars” or “$” are to the legal currency of the United States and all references to “€” or “euro” are to the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the treaty establishing the European Community, as amended.

Certain figures included in this prospectus have been rounded for ease of presentation. Percentage figures included in this prospectus have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this prospectus may vary slightly from those obtained by performing the same calculations using the figures in our consolidated financial statements. Certain other amounts that appear in this prospectus may similarly not sum due to rounding.

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “Genenta,” “we,” “us,” “our,” “the Company,” “our company” or similar references refer to Genenta Science S.p.A. and its subsidiaries; and the term “securities” refers collectively to our ordinary shares, ordinary shares represented by ADSs, rights, or any combination of the foregoing securities.

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PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference in this prospectus from our Annual Report on Form 20-F for the year ended December 31, 2022, and our other filings with the SEC listed below under the heading “Incorporation of Information by Reference.” This summary may not contain all the information that you should consider before investing in our securities. You should read the entire prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus and any applicable prospectus supplement carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision. See “Special Note Regarding Forward-Looking Statements.”

Company Overview

We are a clinical-stage biotechnology company engaged in the development of hematopoietic stem cell gene therapies for the treatment of solid tumors. We have developed a novel biologic platform that involves the ex-vivo gene transfer of a therapeutic candidate into autologous hematopoietic stem/progenitor cells (“HSPCs”) to deliver immunomodulatory molecules directly to the tumor by infiltrating monocytes/macrophages (Tie2 Expressing Monocytes – “TEMs”). Our technology is designed to turn TEMs, which normally have an affinity for and travel to tumors, into a “Trojan Horse” to counteract cancer progression and to prevent tumor relapse. Our technology is not target dependent, and therefore we believe it can be used as a treatment for a broad variety of cancers.

Our lead product candidate, Temferon, was developed using our platform and carries an interferon-alpha (“IFN-α”) payload. IFN-α is a well-known therapeutic that was previously administered intravenously for treatment of various cancers, but it is currently rarely used because of its systemic toxicity. The Temferon-modified TEMs express the transgene payload, IFN-α, in the tumor microenvironment resulting in the breakdown of tumor induced immune-tolerance. As a result, the immune system can recognize the tumor, respond, and inhibit tumor growth. Because Temferon is designed to deliver the IFN-α payload directly to the tumor, we believe it will demonstrate clinical activity without the side effect profile of systemic delivery of IFN-α. In preclinical mouse cancer models treated with Temferon, both direct (anti-angiogenic, pro-apoptotic) and indirect (immune response) effects were observed.

Corporate Information

Genenta was formed as an Italian limited liability company (società a responsabilità limitata) in 2014. In May 2021, we changed the legal form of our company under Italian law to a joint stock company (società per azioni).

Our principal executive offices are located at Via Olgettina No. 58, 20132 Milan, Italy. Our telephone number in Italy is +39.02.2643.6639. Our website address is www.genenta.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our securities.

Nasdaq Listing

The ADSs, each representing one ordinary share of the Company, have been listed on the Nasdaq Capital Market under the symbol “GNTA” since December 2021.

The Securities We May Offer

With this prospectus, we may offer ordinary shares, ordinary shares represented by ADSs, rights or any combination thereof. The aggregate offering price of securities that we may offer with this prospectus will not exceed $100,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Ordinary Shares

We may offer ordinary shares with no par value.

Ordinary Shares Represented by ADSs

We may offer ADSs, each representing one ordinary share of the Company.

Rights

We may offer rights exercisable for ordinary shares and/or ordinary shares represented by ADSs. We may issue rights independently or together with other securities, the rights may be attached to or separate from these securities and the rights may or may not be transferable by the shareholder receiving the rights in the rights offering.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2022, which is incorporated herein by reference, and other documents we file with the SEC that are incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment decision. Each of the risks described could materially adversely affect our business, financial condition or results of operations, or the trading price of our securities. In such case, you could lose all or a portion of your original investment. See “Where You Can Find More Information.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains many statements that are “forward-looking” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and uses forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “ought to,” “plan,” “possible,” “potentially,” “predicts,” “project,” “should,” “will,” “would,” negatives of such terms or other similar statements. You should not place undue reliance on any forward-looking statement due to its inherent risk and uncertainties, both general and specific. Although we believe the assumptions on which the forward-looking statements are based are reasonable and within the bounds of our knowledge of our business and operations as of the date of this prospectus, any or all of those assumptions could prove to be inaccurate. As a result, the forward-looking statements based on those assumptions could also be incorrect. The forward-looking statements in this prospectus include, without limitation, statements relating to:

●	our goals and strategies;

●	our future business development, results of operations and financial condition;

●	our ability to protect our intellectual property rights;

●	projected revenues, profits, earnings and other estimated financial information;

●	our ability to maintain strong relationships with our customers and suppliers;

●	our planned use of proceeds;

●	governmental policies regarding our industry; and

●	other risk factors as set forth under the “Risk Factors” section of this prospectus and under “Item 3. Key Information—D. Risk Factors.” in our Annual Report on Form 20-F for the year ended December 31, 2022, which report is incorporated by reference in this prospectus.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information.”

You should also read carefully the factors described in the “Risk Factors” section of this prospectus, in “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2022 and in the other documents that we file with the SEC after the date of this prospectus that are incorporated by reference into this prospectus to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.

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USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be used for our general corporate purposes, which may include funding research and development, increasing our working capital, reducing indebtedness, acquisitions or investments in businesses, products or technologies that are complementary to our own and capital expenditures.

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DESCRIPTION OF SHARE CAPITAL AND GOVERNING DOCUMENTS

General

Our share capital is composed of ordinary shares with no par value. As of December 31, 2022, our issued share capital consisted of 18,216,858 ordinary shares. All issued shares are fully paid, non-assessable and in registered form.

No preference shares are designated, issued or outstanding.

The following is a summary of certain information concerning our ordinary shares and bylaws (Statuto), as well as Italian law provisions applicable to companies like ours whose shares are not listed in a “regulated market” within the European Union, as in effect at the date of this prospectus. The summary contains such information as we consider material regarding the ordinary shares but does not purport to be complete and is qualified in its entirety by reference to our bylaws or Italian law, as the case may be.

Under Italian law, most of the procedures regulating our Company, including certain rights of shareholders, are contained in our bylaws. Amendments to our bylaws must be approved at an extraordinary meeting of shareholders, as described below.

Form and transfer of shares

Our ordinary shares are not represented by share certificates (certificati azionari) as they are dematerialised (azioni dematerializzate). The ownership of the shares, their transfer, the related rights and restrictions on the shares (if any) results from the electronical register managed by an intermediary (banks and other financial institutions). The entitlement to exercise the rights attached to the shares is then proven by the exhibition of certifications or communications to the issuer made by the intermediary, pursuant to its own accounting records, in favor of the subject entitled to the right.

There are no limitations on the right to own or vote our ordinary shares, which applies to non-Italian residents and foreign residents except for “Golden Power” regulations and Italian Antitrust laws (see “Notification of acquisition of shares” below). There are no provisions in our articles of association or bylaws that would have the effect of delaying, deferring or preventing a change of control of our Company and that would operate only with respect to a merger, acquisition or corporate restructuring involving our Company. There are no provisions in our bylaws governing the ownership threshold where shareholder ownership must be disclosed. There are no provisions discriminating against any existing or prospective holder of our ordinary shares as a result of such shareholder owning a substantial number of our shares. There are no sinking fund provisions or provisions providing for liability for further capital calls by our Company.

Dividend rights

Payment by the Company of any annual dividend is proposed by the board of directors and is subject to the approval of the shareholders at the annual shareholders’ meeting. Before dividends may be paid out of the Company’s unconsolidated net income in any year, an amount at least equal to 5% of such net income must be allocated to the Company’s legal reserve until such reserve is at least equal to one-fifth of the Company’s issued share capital. If the Company’s share capital is reduced as a result of accumulated losses, no dividends may be paid until the capital is reconstituted or reduced by the amount of such losses. The Company may pay dividends out of available retained earnings from prior years, provided that, after such payment, the Company will have a legal reserve at least equal to the legally required minimum. No interim dividends may be approved or paid.

Dividends will be paid in the manner and on the date specified in the shareholders’ resolution approving their payment. Dividends that are not collected within five years of the date on which they become payable are forfeited to the benefit of the Company. Holders of ADSs will be entitled to receive payments in respect of dividends on the underlying shares through The Bank of New York Mellon, as Depositary, in accordance with the Deposit Agreement.

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Voting rights

Registered holders of the Company’s ordinary shares are entitled to one vote per ordinary share.

As a registered shareholder of the ordinary shares underlying the ADSs, the Depositary (or its nominee) will be entitled to vote the ordinary shares underlying the ADSs with respect to voting instructions received from ADS holders in accordance with the terms and conditions of the Deposit Agreement. Neither Italian law nor the Company’s bylaws limit the right of non-resident or foreign owners of the Company’s ordinary shares to hold or vote shares of the Company.

Preemptive rights

Pursuant to Italian law, holders of outstanding ordinary shares and convertible debentures are entitled to subscribe for newly issued ordinary shares or convertible debentures in proportion to their holdings at the time that the shareholders authorize the capital increase for those issuances, unless those issuances are for non-cash consideration. Those who exercise their preemptive rights, provided they make such request simultaneously, have a preemptive right on the purchase of shares and debentures convertible into shares that have not been subscribed. Preemptive rights may be excluded or limited by resolution of the shareholders at an extraordinary shareholders’ meeting, or by the board of directors if the bylaws delegate such power to the board of directors (including the power to exclude or limit the preemptive right), and provided that such exclusion or limitation is in the interest of the Company, or if the shares are to be paid by means of contributions in kind. According to Italian law proposals to increase share capital with exclusion or limitation of preemptive rights must be accompanied by a report of the board of directors setting forth the reasons for the exclusion or limitation of preemptive rights, or, if the exclusion derives from a contribution in kind, the reasons for such contribution in kind, and the report must in all cases set forth the criteria adopted for determining the issue price. The report must be communicated by the board of directors to the board of statutory auditors and to the external auditor at least 30 days prior to the date set for the shareholders’ meeting. Within 15 days, the board of statutory auditors must express its opinion on the fairness of the issue price of the shares. The opinion of the board of statutory auditors and, only in the case of contributions in kind, the sworn report of an expert appointed by a competent court or documentation provided by Italian law, must remain deposited at the Company’s registered office during the 15 days prior to the shareholders’ meeting and until the latter has passed a resolution. The resolution shall determine the issue price of the shares on the basis of shareholders’ equity, taking into account, in the case of shares listed on regulated markets, also the trend in prices over the last six months. The foregoing procedure shall apply also in case of capital increase delegated to the board of directors.

Preference shares; other securities

Italian law permits us to issue preference shares with limited voting rights, other classes of equity securities with different economic and voting rights, shares with economic rights related to the results of the corporate activity in a specific sector, “participation instruments” with limited economic and voting rights against the contribution, by shareholders or third-parties, of work or services, as well as “participation instruments” in favor of employees.

Our bylaws allow us to issue shares without voting rights, with voting rights limited to particular subjects, with voting rights subject to the occurrence of particular conditions not merely arbitrary or with multiple voting rights (each multiple voting right share may have a maximum of three votes). According to Italian law, the total value of such shares may not exceed half of the share capital. Our bylaws also provides that, in relation to the quantity of shares held by the same party, the voting right may be limited to a maximum extent or may be staggered.

“Participation instruments” may include convertible equity and/or “hybrid” instruments that confer on the holder the right to vote on specific matters and/or grants economic rights, to be determined at the time of the issuance of such instruments, or management rights, such as the right to appoint, in accordance with the procedures established by the bylaws, an independent member of the board of directors or a statutory auditor.

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Our bylaws currently allow us to issue these securities. We may also issue convertible and non-convertible debt securities. In order to issue convertible debt securities, our board of directors would need to recommend to our shareholders that they approve the issuance of particular securities in connection with a capital increase, and the shareholders would need to vote to approve such an issuance and capital increase at an extraordinary meeting. The board of directors would also need to recommend, and the shareholders would need to approve by vote at the extraordinary meeting, specific terms of the securities. The shareholders may vote at the extraordinary shareholders’ meeting to delegate authority to the board of directors to issue those securities from time to time, but not for more than five years from the date of the extraordinary shareholders’ meeting.

Debt-equity ratio

Italian law provides that we may not issue debt securities for an amount exceeding twice the value of the sum of our equity capital, our legal reserve and any other disposable reserves appearing on the latest balance sheet approved by our shareholders. The board of statutory auditors must certify compliance with such limitation. This limitation may be exceeded if the debt securities issued in excess are intended for subscription by professional investors subject to prudential supervision pursuant to special laws. In the event of subsequent circulation of the debt security, whoever transfers them is liable for the solvency of the company vis-à-vis buyers who are not professional investors. The rules indicated above do not apply in case we intend to issue debt securities to be listed on regulated markets or multilateral trading systems or which have attached the right to purchase or subscribe shares. The legal reserve is a reserve to which we are required to allocate 5% of our Italian GAAP net income each year until it equals at least 20% of our equity capital. One of the other reserves that we maintain on our balance sheet is a “share premium reserve”, meaning amounts paid for our ordinary shares in excess of the amount of such ordinary shares that is allocated to stated capital (valore nominale). Until our outstanding debt securities are repaid in full, we may not voluntarily reduce our equity capital or distribute our reserves (such as by declaring dividends) in the event the aggregate of the capital plus reserves, after giving effect to such reduction, is less than half of the outstanding amount of the debt securities. If our equity capital is reduced by losses or otherwise such that the amount of the outstanding debt securities is more than twice the amount of our equity capital, we cannot distribute profits to our shareholders until the ratio between the amount of our debt securities and our equity capital plus reserves is restored. If our equity capital is reduced, we could recapitalize by means of issuing new shares or having our current shareholders contribute additional capital to our company, although there can be no assurance that we would be able to find purchasers for new shares or that any of our current shareholders would be willing to contribute additional capital. The legal requirements regarding the ratio of debt securities to equity capital plus reserves do not apply to issuances of debt securities to professional investors (as defined by Italian law). However, in such a case, should the professional investors transfer such debt securities to third parties not qualified as professional investors, the former remains liable for the payment of such securities.

Reduction of equity by losses

Italian law requires us to reduce our shareholders’ equity in certain situations. Our shareholders’ equity has three main components: capital, legal reserves and other shareholders’ equity (such as share premium and retained earnings). We first apply our losses from operations against our shareholders’ equity other than legal reserves and capital. If additional losses remain and, after the legal reserves, our corporate capital is reduced by more than one-third, our board of directors must call a shareholders’ meeting as soon as possible. The shareholders should take appropriate measures, which may include, among others, either reducing the legal reserves and capital by the amount of the remaining losses, or carrying the losses forward for up to one year. If the shareholders vote to elect to carry the losses forward for up to one year, and the losses are still more than one-third of the amount of the capital at the end of the year, then we must reduce our capital by the amount of the losses.

We have no present intention to enter into any such transaction and no such transaction is currently in effect.

Liquidation rights

Pursuant to Italian law and subject to the satisfaction of the claims of all creditors, our shareholders are entitled to a distribution in liquidation that is equal to an amount resulting from the division of the positive liquidation balance by the number of shares (to the extent available out of our net assets). Preferred shareholders and holders of “participating certificates” typically do not participate in the distribution of assets of a dissolved corporation beyond their established contractual preferences. Once the rights of preferred shareholders and holders of participating certificates and the claims of all creditors have been fully satisfied, holders of ordinary shares are entitled to the distribution of any remaining assets.

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Purchase of shares by us (Treasury shares)

We are permitted to purchase our outstanding shares, subject to certain conditions and limitations provided for by Italian law. We may only purchase the shares out of profits available for dividends or out of distributable reserves, in each case as appearing on the latest shareholder-approved financial statements; if we do not have such available profits or reserves, the shares in excess must be cancelled and the corporate capital must be reduced accordingly. Further, we may only repurchase fully paid-in shares. Such purchases and the conditions thereto must be authorized by our shareholders by vote at an ordinary shareholders’ meeting and the authorization may be issued for a period not exceeding the term of eighteen (18) months.

A corresponding reserve equal to the purchase price of such shares must be created in the balance sheet, and such reserve is not available for distribution, unless such shares are sold or cancelled. Shares purchased and held by us may be resold only pursuant to a resolution of our shareholders adopted at an ordinary shareholders’ meeting. The voting rights attaching to the shares held by us or our subsidiaries cannot be exercised, but the shares can be counted for quorum purposes in shareholders’ meetings. Dividends and other rights, including preemptive rights, attaching to such shares will accrue to the benefit of other shareholders.

The foregoing limitations do not apply in case we purchase our shares: (i) by giving execution to a shareholders’ meeting resolution authorizing capital reduction through repurchase or cancellation; (ii) for free, to the extent they are fully paid-in; (iii) as a consequence of universal succession, merger or demerger; or (iv) on occasion of foreclosures authorized to satisfy a creditor of our company, to the extent they are fully paid-in.

As long as such shares remain the property of the company, the right to profits and the right of option are attributed proportionally to the other shares. The right to vote is suspended, but such shares are nevertheless taken into account for the purposes of calculating the majority and the quorum required for the constitution and for the resolutions of the shareholders’ meetings.

The Company does not hold any of its shares.

Notification of the acquisition of shares

In accordance with Italian antitrust laws, the Italian Antitrust Authority could prohibit, if certain threshold requirements are met, the acquisition of control in a company which would thereby create or strengthen a dominant position in the domestic market or a significant part thereof and which would result in the elimination or substantial reduction, on a lasting basis, of competition, provided that certain turnover thresholds are exceeded. However, if the turnover of the acquiring party and the company to be acquired exceed certain other monetary thresholds, the antitrust review of the acquisition falls within the exclusive jurisdiction of the European Commission.

In addition, if we fall under the scope of the Law Decree No. 21 of March 15, 2012 (the so-called Italian “Golden Power” regulations), as subsequently amended and supplemented, (i) certain resolutions of the Company and, if specific thresholds requirements are met, and (ii) certain third-party investors’ purchases of our shares may be subject to ad hoc notifications to the Italian Government which may object to the transaction thereof.

In particular, in such cases the Government would have, among others:

(i)	the power to veto or to impose specific conditions with respect to the acquisition of certain shareholdings by any foreign entity outside the European Union with respect to companies having assets and business in sectors of strategic importance; and
(ii)	the power to veto or impose specific conditions with regard to the adoption of specific corporate resolutions, acts or transactions by the same companies.

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Minority shareholders’ rights; withdrawal rights

Shareholders’ resolutions which are not adopted in conformity with applicable law or our bylaws may be challenged (with certain limitations and exceptions) within 90 days of such resolution (or, if such resolution is subject to registration or filing with the Italian Company Register, within ninety days of its registration or filing) by absent, dissenting or abstaining shareholders representing individually or in the aggregate at least 5% of our share capital (as well as by our board of directors or our board of statutory auditors). Shareholders not reaching this threshold or shareholders not entitled to vote at our meetings may only claim damages arising from the challenged resolution.

Dissenting or absent shareholders may withdraw from the company as a result of shareholders’ resolutions approving, among other things, material modifications of our corporate purpose or of the voting rights of our ordinary shares, our transformation from a share corporation into a different legal entity or the transfer of our registered seat outside Italy. In such a case, our other shareholders would have a preemptive right to purchase the shares of the withdrawing shareholder. Should no shareholder exercise that preemptive right, the shares must be offered to third parties or, in the absence of any third party wishing to buy them, they will be purchased by us by using the available reserves. In the event that no reserve is available, our equity capital must be reduced accordingly. Any repurchase of such shares by us must be on terms authorized by our board of directors, upon consultation with our board of statutory auditors and our external auditor, having regard to our net asset value, our prospective earnings and the market value of our ordinary shares, if any. Under Italian law, we may set forth different criteria in our bylaws for the consideration to be paid to withdrawing shareholders. We have not done so as of the date of this prospectus.

Any shareholder may bring to the attention of the board of statutory auditors facts or acts which such shareholder deems wrongful. If such shareholders represent at least 5% of our share capital, or in case we are considered an Open Company (as described below) 2% of the same, our board of statutory auditors must investigate without delay and report its findings and recommendations at our shareholders’ meeting. Shareholders representing more than 10% of our share capital, or, in case we are considered an Open Company one-twentieth, have the right to report to the competent court serious breaches of the duties of the directors which may be prejudicial to us or to our subsidiaries. In addition, shareholders representing at least 20% of our share capital may commence derivative suits before the competent court against our directors, statutory auditors and general managers. We may waive or settle the suit unless shareholders holding at least 20% of the shares vote against such waiver or settlement. We will reimburse the legal costs of such action in the event that the claim of such shareholder is successful and the court does not award such costs against the relevant directors, statutory auditors or general managers.

Applicable Laws

The Company is governed by the corporate laws of Italy, and is legally considered and treated, according to the Italian Civil Code, as a private company because our shares are not listed on a regulated market in Italy or within the European Union.

It should be noted that under Italian corporate law, while joint-stock companies are all the same type of legal entity, there is a distinction between those companies that do not have access to the capital markets (Private Companies) and companies that have such access. This latter category comprises both companies listed on European regulated markets (Public Companies) and companies whose securities are not listed on such markets, insofar as they have completed a significant distribution of their securities among the public (so-called “emittenti aventi strumenti finanziari diffusi tra il pubblico in maniera rilevante”), according to the relevant provisions set forth in Italian Financials’ Consolidated Act and its implementing provisions (Open Companies).

Pursuant to Article 2-bis of the Issuer’s Regulation implemented by Consob (Regolamento emittenti), Open Companies must meet the following requirements:

a)	having at least 500 shareholders in addition to the majority shareholders who hold at least 5% of the outstanding share capital; and
b)	exceeding at least two out of the following three thresholds:

-	total assets side of €4.4 million;
-	total revenues of €8.8 million; and
-	an average of 50 employees during the year.

If we issue financial instruments widely distributed among the public, the regulation relating to Open Companies could apply to us.

Stock Exchange Listing

Our ordinary shares are listed on The Nasdaq Capital Market represented by ADSs under the symbol “GNTA.” Neither the Company’s ordinary shares nor its ADSs are listed on a securities exchange outside the United States.

Registrar of Shares

Our share register is currently kept by Spafid S.p.A., which acts as registrar. The share register reflects only record owners of our ordinary shares.

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DESCRIPTION OF SECURITIES

We may offer ordinary shares, ordinary shares represented by ADSs, rights or any combination thereof from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement and/or free writing prospectus that will describe the specific amounts, prices and other important terms of the securities.

Ordinary Shares

For a description of our ordinary shares, please refer to the Description of Securities, filed as Exhibit 2.4 to our Annual Report on Form 20-F for the year ended December 31, 2022, which is incorporated herein by reference. Because that description is a summary, it may not contain all of the information important to you. Accordingly, that description is qualified entirely by reference to our bylaws (statuto), a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

American Depositary Shares Representing Our Ordinary Shares

For a description of the ADSs, please refer to the Description of Securities, filed as Exhibit 2.4 to our Annual Report on Form 20-F for the year ended December 31, 2022, which is incorporated herein by reference. Because that description is a summary, it may not contain all of the information important to you. Accordingly, that description is qualified entirely by reference to the Deposit Agreement and the form of American Depositary Receipt, which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

Rights

We may issue rights for the purchase of our ordinary shares and/or ordinary shares represented by ADSs. We may issue rights independently or together with other securities, the rights may be attached to or separate from these securities and the rights may or may not be transferable by the shareholder receiving the rights in the rights offering.

We may evidence rights by rights certificates that we will issue. Rights may be issued under an applicable rights agreement that we enter into with a rights agent. We will indicate the name and address of the rights agent, if applicable, in the prospectus supplement relating to the rights being offered.

We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the rights being offered, as well as the complete rights agreements and/or rights certificates that contain the terms of the rights. Forms of the rights agreements and/or forms of rights certificates containing the terms of the rights being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

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PLAN OF DISTRIBUTION

We may sell our securities from time to time in one or more transactions. We may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or dealers acting with us or on our behalf may also purchase our securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we designate may solicit offers to purchase our securities.

●	We will name any agent involved in offering or selling our securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

●	Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

●	Agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of our securities.

●	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

●	We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

●	The underwriters will use the applicable prospectus supplement, together with the prospectus, to sell our securities.

If we offer our ordinary shares (including those represented by ADSs) in a subscription rights offering to our existing shareholders, we may enter into a standby underwriting agreement with dealers acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may use a dealer to sell our securities.

●	If we use a dealer, we will sell our securities to the dealer, as principal.

●	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

●	We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

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We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

Agents, underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

●	If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

●	These delayed delivery contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.

●	We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

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In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, prices relating to such prevailing market prices or at negotiated or fixed prices.

The specific terms of the lock-up provisions, if any, with respect to any given offering will be described in the applicable prospectus supplement.

The expenses of any offering of our securities will be detailed in the applicable prospectus supplement.

We will identify the specific plan of distribution, including any agents, underwriters, dealers, remarketing firms or other third parties and their compensation in the applicable prospectus supplement.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Giovannelli e Associati, Studio Legale, Italy. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues relating to any offering.

EXPERTS

The financial statements of Genenta as of December 31, 2022 and for its fiscal year ended December 31, 2022, included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2022, incorporated by reference herein has been audited by Dannible and McKee, LLP, independent registered public accounting firm, as set forth in their report thereon. Such financial statements are incorporated by reference in this prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The address of Dannible & McKee, LLP is 221 S. Warren Street #500, Syracuse, New York, United States.

The financial statements of Genenta as of December 31, 2021, and for each of its fiscal years in the two-year period ended December 31, 2021, included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2022, incorporated by reference herein has been audited by Mayer Hoffman McCann P.C., independent registered public accounting firm, as set forth in their report thereon. Such financial statements are incorporated by reference in this prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The address of Mayer Hoffman McCann P.C. is 13500 Evening Creek Drive North #450, San Diego, California, United States.

EXPENSES

Other than the SEC registration fee and the FINRA filing fee, the following are the estimated expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

Expenses	Amount
SEC registration fee	$11,020
FINRA filing fee	15,500
Printing and engraving expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous costs	(1)
Total	$(1)

(1)	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

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ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of Italy and our registered office and domicile is located in Milan, Italy. Moreover, a majority of our directors and executive officers are not residents of the United States, and all or a substantial portion of our assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States.

We have been advised by our Italian counsel that the recognition and enforcement of foreign judgements in Italy is regulated either by (i) treaties or conventions, bilateral or multilateral, between Italy and the foreign country, whose court issued the judgement, or (ii) Italian Law no. 218 of May 31, 1995 (the “International Private Law Act”). In this regard, the provisions of the applicable treaties and conventions, if any, prevail on the provisions of the International Private Law Act. Indeed, Section 2 of the International Private Law Act states that the provisions of the International Private Law Act are “without prejudice to the application of the international conventions binding on Italy”.

That said, Italian counsels advise us that there exist no treaties or other conventions in existence between the Republic of Italy and the United States, or between the Republic of Italy and the U.S. laws, relating to the recognition and enforcement of civil judgments. There follows that a civil judgment of a court of New York or of a United States federal court applying New York law will be recognized in Italy under the general provisions of the International Private Law Act.

Section 64 of the International Private Law Act provides that a judgment issued in a foreign country is recognized in Italy, without any proceedings (i.e., without a rehearing on the merits) being necessary, if all of the following conditions are met:

a) the judge who issued the judgment had the power to decide the case pursuant to the principles on jurisdiction provided by Italian law;

b) the writ of summons (or equivalent pleading) was duly served upon the defendant in compliance with the applicable provisions of the lex fori (i.e., the application of the rules of the legal system to which the judge belongs);

c) the parties entered an appearance, or their default was duly declared in compliance with the applicable provisions of the lex fori;

d) the judgment to be recognized is a final judgment subject to no further appeal;

e) the judgment to be recognized does not contrast with a final judgment issued by an Italian court;

f) there are no pending proceedings between the same parties and in relation to the same matter, which proceedings were commenced prior to the commencement of the foreign proceedings; and

g) the judgment to be recognized does not conflict with Italian public order.

When the foreign civil judgment must be enforced in Italy, the above-mentioned conditions must be verified by the Italian Court of Appeal based in the area where the judgment must be executed, as indicated in Article 67 of the International Private Law Act. The subsequent decision of the competent Court of Appeal constitutes the title to enforce the foreign decision. Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.

Subject to the foregoing, investors may be able to enforce in Italy judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, we cannot assure you that those judgments will be recognized or enforceable in Italy.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 20-F and other information with the SEC and furnish reports on Form 6-K to the SEC. We are not required to disclose certain other information that is required from U.S. domestic issuers. Also, as a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing of proxy statements to shareholders and our directors, senior management and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by other U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, other U.S. domestic reporting companies. We are liable for violations of the rules and regulations of the SEC which do apply to us as a foreign private issuer.

We maintain a corporate website at www.genenta.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

●	our Reports on Form 6-K filed with the SEC on February 1, 2023, May 1, 2023 and May 10, 2023;

●	our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on April 21, 2023; and

●	the descriptions of our ordinary shares and ADSs contained in Exhibit 2.4 to our Annual Report on Form 20-F for the year ended December 31, 2022 filed by us with the SEC on April 21, 2023, including any amendment or report filed to update such description and any subsequent amendments or reports filed for the purpose of updating such description.

All annual reports on Form 20-F and any amendment thereto and any report on Form 6-K (or portion thereof) that expressly indicates it is being incorporated by reference in this prospectus, in each case, that we file with or furnish to the SEC prior to the termination or completion of the offering under this prospectus (including all such reports or documents we may file with or furnish to the SEC on or after the date on which the registration statement of which this prospectus is a part is first filed with the SEC and prior to the effectiveness of the registration statement), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing or furnishing of such reports and documents. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All of the documents that are incorporated by reference are available at the website maintained by the SEC at http://www.sec.gov. In addition, copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, to whom a copy of this prospectus is delivered on the written or oral request of that person made to: Genenta Science S.p.A., Via Olgettina No. 58, 20132, Milan, Italy, Attention: Pierluigi Paracchi.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 12, 2023

PRELIMINARY PROSPECTUS

Up to $30,000,000

American Depositary Shares

Representing Ordinary Shares

We have entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”), with Cantor Fitzgerald & Co. (“Cantor”), dated May 12, 2023, relating to the sale of American depositary shares (“ADSs”), each representing one of our ordinary shares, no par value, offered by this prospectus. In accordance with the terms of the Sales Agreement, under this prospectus, we may offer and sell ADSs having an aggregate offering price of up to $30,000,000 from time to time through or to Cantor, acting as our sales agent or principal.

Sales of ADSs, if any, under this prospectus, may be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Cantor is not required to sell any specific number or dollar amount of ADSs, but will act as our sales agent and use commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cantor and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor will receive from us a commission of 3.0% of the gross proceeds of any ADSs sold through it under the Sales Agreement. In connection with the sale of ADSs on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cantor with respect to certain liabilities, including liabilities under the Securities Act. For additional information, see “Plan of Distribution” beginning on page 21 of this prospectus.

The ADSs are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “GNTA.” The last reported sale price of the ADSs on the Nasdaq on May 11, 2023 was $5.95 per ADS. The trading price of the ADSs has fluctuated, and is likely to continue to fluctuate due to a variety of factors.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced disclosure and regulatory requirements. Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of material risks of investing in our securities. Please read the section entitled “Risk Factors” beginning on page 4 of this prospectus, as well as the section entitled “Item 3. Key Information—D. Risk Factors” beginning on page 3 of our Annual Report on Form 20-F for the year ended December 31, 2022, which report is incorporated by reference in this prospectus, before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2023.

We are responsible for the information contained and incorporated by reference in this prospectus, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in our base prospectus included in the shelf registration statement from time to time in one or more offerings up to a total aggregate offering price of $100,000,000. Under this prospectus, we may from time to time sell ADSs having an aggregate offering price of up to $30,000,000, at prices and on terms to be determined by market conditions at the time of the offering. The $30,000,000 of ADSs that may be sold under this prospectus are included in the $100,000,000 of securities that may be sold under the shelf registration statement.

This prospectus describes the specific terms of this offering of ADSs and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Before buying any of the ADSs that we are offering, we urge you to carefully read this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, and the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor Cantor has authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus or any related free writing prospectus to which we have referred you. Neither we nor Cantor takes any responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. Neither we nor Cantor is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference herein and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference herein and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

We are offering to sell, and seeking offers to buy, ADSs only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of ADSs in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of ADSs and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

All references in this prospectus to “U.S. dollars” or “$” are to the legal currency of the United States and all references to “€” or “euro” are to the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the treaty establishing the European Community, as amended.

Certain figures included in this prospectus have been rounded for ease of presentation. Percentage figures included in this prospectus have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this prospectus may vary slightly from those obtained by performing the same calculations using the figures in our consolidated financial statements. Certain other amounts that appear in this prospectus may similarly not sum due to rounding.

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus and any related free writing prospectus, the words “Genenta,” “we,” “us,” “our,” “the Company,” “our company” or similar references refer to Genenta Science S.p.A. and its subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference in this prospectus from our Annual Report on Form 20-F for the year ended December 31, 2022, and our other filings with the SEC listed below under the heading “Incorporation of Information by Reference.” This summary may not contain all the information that you should consider before investing in the ADSs. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision. See “Special Note Regarding Forward-Looking Statements.”

Company Overview

We are a clinical-stage biotechnology company engaged in the development of hematopoietic stem cell gene therapies for the treatment of solid tumors. We have developed a novel biologic platform that involves the ex-vivo gene transfer of a therapeutic candidate into autologous hematopoietic stem/progenitor cells (“HSPCs”) to deliver immunomodulatory molecules directly to the tumor by infiltrating monocytes/macrophages (Tie2 Expressing Monocytes – “TEMs”). Our technology is designed to turn TEMs, which normally have an affinity for and travel to tumors, into a “Trojan Horse” to counteract cancer progression and to prevent tumor relapse. Our technology is not target dependent, and therefore we believe it can be used as a treatment for a broad variety of cancers.

Our lead product candidate, Temferon, was developed using our platform and carries an interferon-alpha (“IFN-α”) payload. IFN-α is a well-known therapeutic that was previously administered intravenously for treatment of various cancers, but it is currently rarely used because of its systemic toxicity. The Temferon-modified TEMs express the transgene payload, IFN-α, in the tumor microenvironment resulting in the breakdown of tumor induced immune-tolerance. As a result, the immune system can recognize the tumor, respond, and inhibit tumor growth. Because Temferon is designed to deliver the IFN-α payload directly to the tumor, we believe it will demonstrate clinical activity without the side effect profile of systemic delivery of IFN-α. In preclinical mouse cancer models treated with Temferon, both direct (anti-angiogenic, pro-apoptotic) and indirect (immune response) effects were observed.

Corporate Information

Genenta was formed as an Italian limited liability company (società a responsabilità limitata) in 2014. In May 2021, we changed the legal form of our company under Italian law to a joint stock company (società per azioni).

Our principal executive offices are located at Via Olgettina No. 58, 20132 Milan, Italy. Our telephone number in Italy is +39.02.2643.6639. Our website address is www.genenta.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our securities.

Nasdaq Listing

The ADSs, each representing one ordinary share of the Company, have been listed on the Nasdaq Capital Market under the symbol “GNTA” since December 2021.

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The Offering

ADSs offered by us	ADSs having an aggregate offering price of up to $30,000,000.

Ordinary shares to be outstanding immediately after this offering	Up to 23,258,875 shares (as more fully described in the notes following this table), assuming sales of 5,042,017 ADSs in this offering at an offering price of $5.95 per ADS, which was the last reported sale price of the ADSs on the Nasdaq on May 11, 2023. The actual number of ADSs issued will vary depending on the number of ADSs that are sold and the sales price under this offering.

The ADSs	Each ADS represents one of our ordinary shares, with no par value. The ADSs may be evidenced by American Depositary Receipts (“ADRs”). The depositary will hold in custody the ordinary shares underlying the ADSs and you will have the rights of an ADS holder as provided in the Deposit Agreement among us, the depositary and owners and holders of ADSs from time to time.

Plan of Distribution	“At the market offering” that may be made from time to time through or to Cantor as our sales agent or principal. See “Plan of Distribution” on page 21.

Use of Proceeds	We intend to use the net proceeds, if any, from the sale of the ADSs under this prospectus for our pipeline development, general corporate purposes and working capital. See “Use of Proceeds.”

Depositary	The Bank of New York Mellon.

Custodian	The Bank of New York Mellon, as custodian, acting through an office located in the United Kingdom.

Risk Factors	Investing in the ADSs involves significant risks. See the disclosure under the heading “Risk Factors” on page 4 in this prospectus and under similar headings in other documents incorporated by reference into this prospectus.

The Nasdaq Capital Market symbol	“GNTA”

The number of our ordinary shares to be outstanding after this offering as shown above is based on 18,216,858 of our ordinary shares outstanding as of December 31, 2022, and excludes:

●	540,523 ordinary shares issuable upon exercise of stock options outstanding as of December 31, 2022 with a weighted-average exercise price of $5.32 per share;

●	23,502 ordinary shares represented by ADSs issuable upon exercise of warrants outstanding as of December 31, 2022 with an exercise price of $14.375 per ADS; and

●	up to 1,281,162 ordinary shares reserved for future issuance under our 2021 – 2025 Stock Option Plan (the “Stock Option Plan”) as of December 31, 2022.

Except as otherwise indicated, all information in this prospectus does not assume or give effect to the grant of any stock options or the exercise of outstanding stock options or warrants after December 31, 2022.

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RISK FACTORS

Investment in the ADSs sold in this offering involves risks. You should carefully consider the risk factors described below and in our Annual Report on Form 20-F for the year ended December 31, 2022, incorporated by reference in this prospectus, any amendment or update thereto reflected in subsequent filings with the SEC, and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings with the SEC. The occurrence of any of these risks might cause you to lose all or part of your investment in the ADSs offered under this prospectus. The risks and uncertainties previously described and discussed below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks actually occurs, our business, financial condition, results of operation or cash flow could be adversely affected. This could cause the trading price of the ADSs to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Risks Relating to this Offering

If you purchase the ADSs sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of the ADSs. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.

The price per ADS of the ADSs being offered pursuant to this prospectus may be higher than the net tangible book value per ADS prior to this offering. Assuming an aggregate gross amount of $30.0 million of ADSs will be sold in this offering at an assumed offering price of $5.95 per ADS, the last reported sale price of the ADSs on the Nasdaq on May 11, 2023, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $3.29 per ADS. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below.

To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional ordinary shares, ordinary shares represented by ADSs or securities convertible or exchangeable for our ordinary shares and/or ordinary shares represented by ADSs, our then existing shareholders may experience dilution and the new securities may have rights senior to those of the ADSs offered in this offering. The price per share or ADS at which we sell additional ordinary shares or ADSs, as applicable, or securities convertible or exchangeable into ordinary shares and/or ADSs, in any future transactions may be higher or lower than the price per ADS paid by investors in this offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds from this offering for our pipeline development, general corporate purposes and working capital. The failure by our management to apply these funds effectively could harm our business. Pending their use, we plan to invest the net proceeds from this offering in a variety of capital preservation investments, including short-term, investment grade, and interest-bearing instruments and government securities. These investments may not yield a favorable return to our investors. If we do not invest or apply the net proceeds from this offering in ways that enhance value for investors, we may fail to achieve expected financial results, which could cause the price of the ADSs to decline.

The actual number of ADSs that are sold under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and in compliance with applicable laws and regulations, we have the discretion to deliver a placement notice to Cantor at any time throughout the term of the Sales Agreement. The number of ADSs that are sold, if any, by Cantor after we deliver a placement notice will fluctuate based on the market price of the ADSs during the sales period and limits we set with Cantor. Because the price per ADS sold will fluctuate based on the market price of the ADSs during the sales period, it is not possible at this stage to predict the number of ADSs that will be ultimately issued.

4

The ADSs offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase ADSs in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of ADSs sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their ADSs as a result of ADS sales made at prices lower than the prices they paid.

We have not paid, and do not intend to pay, dividends on our ordinary shares and, therefore, unless the ADSs appreciate in value, our investors may not benefit from holding the ADSs.

We have never declared or paid cash dividends on our ordinary shares. We do not anticipate paying any cash dividends on our ordinary shares in the foreseeable future. Consequently, investors may need to rely on sales of their ADSs after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Investors seeking cash dividends should not purchase the ADSs. Moreover, Italian law imposes certain restrictions on our ability to declare and pay dividends. In particular, Italian law prohibits distributing dividends other than from net income or distributable reserves set forth in a company’s statutory accounts approved by a meeting of shareholders and after the establishment of certain compulsory reserves. In addition, if losses from previous fiscal years have reduced a company’s capital, dividends may not be paid until the capital is reconstituted or its stated amount is reduced by the amount of such losses. The application of these restrictions limits our ability to make distributions to holders of our shares See “Dividend Policy” for additional information.

The trading price of the ADSs is likely to be highly volatile.

The trading price of the ADSs has fluctuated, ranging from a closing price low of $3.93 to a closing price high of $11.40 during the year ended December 31, 2022, and is likely to continue to be highly volatile. The following factors, in addition to other risk factors described in this section, may have a significant impact on the market price of the ADSs:

●	adverse results or delays in pre- and non-clinical studies or clinical trials;
●	reports of adverse events in other gene therapy products or clinical studies of such products;
●	inability to obtain additional funding;
●	inability to obtain the approvals necessary to commence clinical trials;
●	unsatisfactory results of clinical trials;
●	announcements of regulatory approval or the failure to obtain it, or specific label indications or patient populations for its use, or changes or delays in the regulatory review process;
●	announcements of therapeutic innovations or new products by us or our competitors;
●	adverse actions taken by regulatory authorities with respect to our clinical trials, manufacturing supply chain or sales and marketing activities;
●	changes or developments in laws or regulations applicable to the treatment of cancer tumors, or any other indication that we may seek to develop;
●	any adverse changes to our relationship with manufacturers or suppliers;
●	any intellectual property infringement actions in which we may become involved;
●	announcements concerning our competitors or the biotechnology and pharmaceutical industries in general;
●	achievement of expected product sales and profitability or our failure to meet expectations;
●	our commencement of, or involvement in, litigation;
●	any major changes in our board of directors or management;
●	our ability to recruit and retain qualified regulatory, research and development personnel;
●	legislation in the United States relating to the sale or pricing of biotechnology or gene therapy products;
●	the depth of the trading market in the ADSs;
●	economic downturns, recessions, inflation, increasing interest rates, supply chain shortages, rising fuel prices, or political instability in global, U.S. or particular foreign economies and markets;
●	instability in the global or U.S. banking systems or the banking systems of foreign countries;
●	business interruptions resulting from a local or worldwide pandemic, such as COVID-19, geopolitical actions, including war and terrorism (including the ongoing war in Ukraine), or natural disasters;
●	the granting or exercise of employee stock options or other equity awards;
●	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;
●	additions or departures of key scientific or management personnel;
●	significant lawsuits, including patent or shareholder litigation; and
●	changes in investors’ and securities analysts’ perception of the business risks and conditions of our business.

5

In addition, the stock market in general, and the Nasdaq Stock Market in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of small companies. Broad market and industry factors may negatively affect the market price of the ADSs, regardless of our actual operating performance. Further, a systemic decline in the financial markets and related factors beyond our control may cause the ADS price to decline rapidly and unexpectedly.

There is a substantial risk that we are or will become classified as a passive foreign investment company. If we are or become classified as a passive foreign investment company, our U.S. shareholders may suffer adverse tax consequences as a result.

In general, we will be treated as a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes in any taxable year in which either (1) at least 75% of our gross income is “passive income” or (2) on average at least 50% of our assets by value produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties, rents and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income. Passive income also includes interest income earned by reason of the temporary investment of funds, including those raised in a public offering, and the excess of certain foreign currency gains over certain foreign currency losses.

Our status as a PFIC will depend on the nature and composition of our income and the nature, composition and value of our assets. Our status may also depend, in part, on how quickly we utilize the cash proceeds from this offering in our business. We have not made the formal analysis necessary to determine whether or not we are currently a PFIC or whether we have ever been a PFIC. Based on preliminary analysis done in connection with this offering, however, we believe that we were likely classified as a PFIC in 2022, and we may be classified as a PFIC for 2023 and future years. In particular, so long as we do not generate revenue from operations for any taxable year and do not receive any research and development grants, or even if we receive a research and development grant, if such grant does not constitute gross income for United States federal income tax purposes, we likely will be classified as a PFIC in any taxable year.

If we are a PFIC in any taxable year during which a U.S. taxpayer holds the ADSs, such U.S. taxpayer would be subject to certain adverse U.S. federal income tax rules. In particular, if the U.S. taxpayer did not make an election to treat us as a “qualified electing fund” (“QEF”) or make a “mark-to- market” election, then “excess distributions” to the U.S. taxpayer, and any gain realized on the sale or other disposition of the ADSs by the U.S. taxpayer: (1) would be allocated ratably over the U.S. taxpayer’s holding period for the ADSs; (2) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income; and (3) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. In addition, if the U.S. Internal Revenue Service (the “IRS”) determines that we are a PFIC for a year with respect to which we have determined that we were not a PFIC, it may be too late for a U.S. taxpayer to make a timely QEF or mark-to-market election.

U.S. taxpayers that have held the ADSs during a period when we were a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC in subsequent years, subject to exceptions for U.S. taxpayer who made a timely QEF or mark-to-market election. At this time, we do not expect to provide U.S. shareholders with the information necessary for a U.S. shareholder to make a QEF election. Prospective investors should assume that a QEF election will not be available.

U.S. taxpayers that hold the ADSs are strongly urged to consult their tax advisors about the PFIC rules, including tax return filing requirements and the eligibility, manner, and consequences to them of making a QEF or mark-to-market election with respect to the ADSs in the event that we are a PFIC. See “Taxation—U.S. Federal Income Taxation.”

6

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains many statements that are “forward-looking” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and uses forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “ought to,” “plan,” “possible,” “potentially,” “predicts,” “project,” “should,” “will,” “would,” negatives of such terms or other similar statements. You should not place undue reliance on any forward-looking statement due to its inherent risk and uncertainties, both general and specific. Although we believe the assumptions on which the forward-looking statements are based are reasonable and within the bounds of our knowledge of our business and operations as of the date of this prospectus, any or all of those assumptions could prove to be inaccurate. As a result, the forward-looking statements based on those assumptions could also be incorrect. The forward-looking statements in this prospectus include, without limitation, statements relating to:

●	our expected application of the net proceeds from this offering;

●	our goals and strategies;

●	our future business development, results of operations and financial condition;

●	our ability to protect our intellectual property rights;

●	projected revenues, profits, earnings and other estimated financial information;

●	our ability to maintain strong relationships with our customers and suppliers;

●	our planned use of proceeds;

●	governmental policies regarding our industry; and

●	other risk factors as set forth under the “Risk Factors” section of this prospectus and under “Item 3. Key Information—D. Risk Factors.” in our Annual Report on Form 20-F for the year ended December 31, 2022, which report is incorporated by reference in this prospectus.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information.”

You should also read carefully the factors described in the “Risk Factors” section of this prospectus, in “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2022 and in the other documents that we file with the SEC after the date of this prospectus that are incorporated by reference into this prospectus to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.

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USE OF PROCEEDS

We may issue and sell ADSs having aggregate sales proceeds of up to $30,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any ADSs under or fully utilize the Sales Agreement as a source of financing.

We currently intend to use the net proceeds from this offering, if any, for our pipeline development, general corporate purposes and working capital. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds from this offering. Pending use of the net proceeds, we currently intend to invest any proceeds in a variety of capital preservation instruments, including short-term, investment grade, and interest-bearing instruments and government securities.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our ordinary shares and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our shareholders, upon proposal by our board of directors, and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

Under Italian law, Italian companies are required to furnish certain information to the Italian tax authorities regarding the identity of non-resident shareholders in connection with the payment of dividends. Shareholders are required to provide their Italian tax identification number, if any, or alternatively, in the case of legal entities, their name, country of establishment and address, or in the case of individuals, their name, address and place and date of birth, or in the case of partnerships, the information required for individuals with respect to one of their representatives. Payment of dividends may be subject to Italian withholding taxes. However, beneficial U.S. holders are entitled to a reduction of the withholding taxes applicable to dividends paid to them under the income tax convention for the avoidance of double taxation between the United States and Italy, which was signed on August 25, 1999 and went into effect on December 16, 2009 (the “Income Tax Convention”); provided, however, that conditions set out in the Income Tax Convention are met and subject to the applicable anti-avoidance provisions contained therein. In order for you to benefit from that reduction, we are required to furnish certain information about you to the Italian tax authorities and, therefore, any claim by you for those benefits would need to be accompanied by the required information.

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DILUTION

If you invest in the ADSs in this offering, your interest will be diluted to the extent of the difference between the price per ADS you pay in this offering and the net tangible book value per ADS immediately after this offering. The net tangible book value of our ordinary shares as of December 31, 2022 was approximately $33.2 million, or approximately $1.82 per ordinary share, based upon 18,216,858 ordinary shares outstanding as of December 31, 2022. Net tangible book value per ordinary share is equal to our total tangible assets, less our total liabilities, divided by the total number of ordinary shares outstanding as of December 31, 2022. For purposes of illustration, the following discussion assumes that all of our outstanding ordinary shares both before and after this offering are represented by ADSs, each representing one ordinary share.

After giving effect to the sale of the ADSs in the aggregate amount of $30.0 million at an assumed offering price of $5.95 per ADS, the last reported sale price of the ADSs on the Nasdaq on May 11, 2023, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2022 would have been $61.9 million, or $2.66 per ADS. This represents an immediate increase in net tangible book value of $0.84 per ADS to our existing shareholders and an immediate dilution in net tangible book value of $3.29 per ADS to new investors in this offering.

The following table illustrates this calculation on a per ADS basis. The as-adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of ADSs sold and other terms of the offering determined at the time ADSs are sold pursuant to this prospectus. The as-adjusted information assumes that all of the ADSs in the aggregate amount of $30.0 million will be sold at the assumed offering price of $5.95 per ADS, the last reported sale price of the ADSs on the Nasdaq on May 11, 2023. The ADSs sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per ADS		$5.95
Net tangible book value per ADS as of December 31, 2022	$1.82
Increase in net tangible book value per ADS attributable to the offering	0.84

As adjusted net tangible book value per ADS after giving effect to the offering		2.66

Dilution per ADS to new investors participating in the offering		$3.29

The foregoing table excludes:

●	540,523 ordinary shares issuable upon exercise of stock options outstanding as of December 31, 2022 with a weighted-average exercise price of $5.32 per share;

●	23,502 ordinary shares represented by ADSs issuable upon exercise of warrants outstanding as of December 31, 2022 with an exercise price of $14.375 per ADS; and

●	up to 1,281,162 ordinary shares reserved for future issuance under the Stock Option Plan as of December 31, 2022.

The foregoing table does not assume or give effect to the grant of any stock options or the exercise of outstanding stock options or warrants after December 31, 2022. To the extent stock options are exercised, there may be further dilution to new investors.

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DESCRIPTION OF SHARE CAPITAL AND GOVERNING DOCUMENTS

General

Our share capital is composed of ordinary shares with no par value. As of December 31, 2022, our issued share capital consisted of 18,216,858 ordinary shares. All issued shares are fully paid, non-assessable and in registered form.

No preference shares are designated, issued or outstanding.

The following is a summary of certain information concerning our ordinary shares and bylaws (Statuto), as well as Italian law provisions applicable to companies like ours whose shares are not listed in a “regulated market” within the European Union, as in effect at the date of this prospectus. The summary contains such information as we consider material regarding the ordinary shares but does not purport to be complete and is qualified in its entirety by reference to our bylaws or Italian law, as the case may be.

Under Italian law, most of the procedures regulating our Company, including certain rights of shareholders, are contained in our bylaws. Amendments to our bylaws must be approved at an extraordinary meeting of shareholders, as described below.

Form and transfer of shares

Our ordinary shares are not represented by share certificates (certificati azionari) as they are dematerialised (azioni dematerializzate). The ownership of the shares, their transfer, the related rights and restrictions on the shares (if any) results from the electronical register managed by an intermediary (banks and other financial institutions). The entitlement to exercise the rights attached to the shares is then proven by the exhibition of certifications or communications to the issuer made by the intermediary, pursuant to its own accounting records, in favor of the subject entitled to the right.

There are no limitations on the right to own or vote our ordinary shares, which applies to non-Italian residents and foreign residents except for “Golden Power” regulations and Italian Antitrust laws (see “Notification of acquisition of shares” below). There are no provisions in our articles of association or bylaws that would have the effect of delaying, deferring or preventing a change of control of our Company and that would operate only with respect to a merger, acquisition or corporate restructuring involving our Company. There are no provisions in our bylaws governing the ownership threshold where shareholder ownership must be disclosed. There are no provisions discriminating against any existing or prospective holder of our ordinary shares as a result of such shareholder owning a substantial number of our shares. There are no sinking fund provisions or provisions providing for liability for further capital calls by our Company.

Dividend rights

Payment by the Company of any annual dividend is proposed by the board of directors and is subject to the approval of the shareholders at the annual shareholders’ meeting. Before dividends may be paid out of the Company’s unconsolidated net income in any year, an amount at least equal to 5% of such net income must be allocated to the Company’s legal reserve until such reserve is at least equal to one-fifth of the Company’s issued share capital. If the Company’s share capital is reduced as a result of accumulated losses, no dividends may be paid until the capital is reconstituted or reduced by the amount of such losses. The Company may pay dividends out of available retained earnings from prior years, provided that, after such payment, the Company will have a legal reserve at least equal to the legally required minimum. No interim dividends may be approved or paid.

Dividends will be paid in the manner and on the date specified in the shareholders’ resolution approving their payment. Dividends that are not collected within five years of the date on which they become payable are forfeited to the benefit of the Company. Holders of ADSs will be entitled to receive payments in respect of dividends on the underlying shares through The Bank of New York Mellon, as Depositary, in accordance with the Deposit Agreement.

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Voting rights

Registered holders of the Company’s ordinary shares are entitled to one vote per ordinary share.

As a registered shareholder, the Depositary (or its nominee) will be entitled to vote the ordinary shares underlying the ADSs with respect to voting instructions received from ADS holders in accordance with the terms and conditions of the Deposit Agreement. Neither Italian law nor the Company’s bylaws limit the right of non-resident or foreign owners of the Company’s ordinary shares to hold or vote shares of the Company.

Preemptive rights

Pursuant to Italian law, holders of outstanding ordinary shares and convertible debentures are entitled to subscribe for newly issued ordinary shares or convertible debentures in proportion to their holdings at the time that the shareholders authorize the capital increase for those issuances, unless those issuances are for non-cash consideration. Those who exercise their preemptive rights, provided they make such request simultaneously, have a preemptive right on the purchase of shares and debentures convertible into shares that have not been subscribed. Preemptive rights may be excluded or limited by resolution of the shareholders at an extraordinary shareholders’ meeting, or by the board of directors if the bylaws delegate such power to the board of directors (including the power to exclude or limit the preemptive right), and provided that such exclusion or limitation is in the interest of the Company, or if the shares are to be paid by means of contributions in kind. According to Italian law proposals to increase share capital with exclusion or limitation of preemptive rights must be accompanied by a report of the board of directors setting forth the reasons for the exclusion or limitation of preemptive rights, or, if the exclusion derives from a contribution in kind, the reasons for such contribution in kind, and the report must in all cases set forth the criteria adopted for determining the issue price. The report must be communicated by the board of directors to the board of statutory auditors and to the external auditor at least 30 days prior to the date set for the shareholders’ meeting. Within 15 days, the board of statutory auditors must express its opinion on the fairness of the issue price of the shares. The opinion of the board of statutory auditors and, only in the case of contributions in kind, the sworn report of an expert appointed by a competent court or documentation provided by Italian law, must remain deposited at the Company’s registered office during the 15 days prior to the shareholders’ meeting and until the latter has passed a resolution. The resolution shall determine the issue price of the shares on the basis of shareholders’ equity, taking into account, in the case of shares listed on regulated markets, also the trend in prices over the last six months. The foregoing procedure shall apply also in case of capital increase delegated to the board of directors.

Preference shares; other securities

Italian law permits us to issue preference shares with limited voting rights, other classes of equity securities with different economic and voting rights, shares with economic rights related to the results of the corporate activity in a specific sector, “participation instruments” with limited economic and voting rights against the contribution, by shareholders or third-parties, of work or services, as well as “participation instruments” in favor of employees.

Our bylaws allow us to issue shares without voting rights, with voting rights limited to particular subjects, with voting rights subject to the occurrence of particular conditions not merely arbitrary or with multiple voting rights (each multiple voting right share may have a maximum of three votes). According to Italian law, the total value of such shares may not exceed half of the share capital. Our bylaws also provides that, in relation to the quantity of shares held by the same party, the voting right may be limited to a maximum extent or may be staggered.

“Participation instruments” may include convertible equity and/or “hybrid” instruments that confer on the holder the right to vote on specific matters and/or grants economic rights, to be determined at the time of the issuance of such instruments, or management rights, such as the right to appoint, in accordance with the procedures established by the bylaws, an independent member of the board of directors or a statutory auditor.

Our bylaws currently allow us to issue these securities. We may also issue convertible and non-convertible debt securities. In order to issue convertible debt securities, our board of directors would need to recommend to our shareholders that they approve the issuance of particular securities in connection with a capital increase, and the shareholders would need to vote to approve such an issuance and capital increase at an extraordinary meeting. The board of directors would also need to recommend, and the shareholders would need to approve by vote at the extraordinary meeting, specific terms of the securities. The shareholders may vote at the extraordinary shareholders’ meeting to delegate authority to the board of directors to issue those securities from time to time, but not for more than five years from the date of the extraordinary shareholders’ meeting.

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Debt-equity ratio

Italian law provides that we may not issue debt securities for an amount exceeding twice the value of the sum of our equity capital, our legal reserve and any other disposable reserves appearing on the latest balance sheet approved by our shareholders. The board of statutory auditors must certify compliance with such limitation. This limitation may be exceeded if the debt securities issued in excess are intended for subscription by professional investors subject to prudential supervision pursuant to special laws. In the event of subsequent circulation of the debt security, whoever transfers them is liable for the solvency of the company vis-à-vis buyers who are not professional investors. The rules indicated above do not apply in case we intend to issue debt securities to be listed on regulated markets or multilateral trading systems or which have attached the right to purchase or subscribe shares. The legal reserve is a reserve to which we are required to allocate 5% of our Italian GAAP net income each year until it equals at least 20% of our equity capital. One of the other reserves that we maintain on our balance sheet is a “share premium reserve”, meaning amounts paid for our ordinary shares in excess of the amount of such ordinary shares that is allocated to stated capital (valore nominale). Until our outstanding debt securities are repaid in full, we may not voluntarily reduce our equity capital or distribute our reserves (such as by declaring dividends) in the event the aggregate of the capital plus reserves, after giving effect to such reduction, is less than half of the outstanding amount of the debt securities. If our equity capital is reduced by losses or otherwise such that the amount of the outstanding debt securities is more than twice the amount of our equity capital, we cannot distribute profits to our shareholders until the ratio between the amount of our debt securities and our equity capital plus reserves is restored. If our equity capital is reduced, we could recapitalize by means of issuing new shares or having our current shareholders contribute additional capital to our company, although there can be no assurance that we would be able to find purchasers for new shares or that any of our current shareholders would be willing to contribute additional capital. The legal requirements regarding the ratio of debt securities to equity capital plus reserves do not apply to issuances of debt securities to professional investors (as defined by Italian law). However, in such a case, should the professional investors transfer such debt securities to third parties not qualified as professional investors, the former remains liable for the payment of such securities.

Reduction of equity by losses

Italian law requires us to reduce our shareholders’ equity in certain situations. Our shareholders’ equity has three main components: capital, legal reserves and other shareholders’ equity (such as share premium and retained earnings). We first apply our losses from operations against our shareholders’ equity other than legal reserves and capital. If additional losses remain and, after the legal reserves, our corporate capital is reduced by more than one-third, our board of directors must call a shareholders’ meeting as soon as possible. The shareholders should take appropriate measures, which may include, among others, either reducing the legal reserves and capital by the amount of the remaining losses, or carrying the losses forward for up to one year. If the shareholders vote to elect to carry the losses forward for up to one year, and the losses are still more than one-third of the amount of the capital at the end of the year, then we must reduce our capital by the amount of the losses.

We have no present intention to enter into any such transaction and no such transaction is currently in effect.

Liquidation rights

Pursuant to Italian law and subject to the satisfaction of the claims of all creditors, our shareholders are entitled to a distribution in liquidation that is equal to an amount resulting from the division of the positive liquidation balance by the number of shares (to the extent available out of our net assets). Preferred shareholders and holders of “participating certificates” typically do not participate in the distribution of assets of a dissolved corporation beyond their established contractual preferences. Once the rights of preferred shareholders and holders of participating certificates and the claims of all creditors have been fully satisfied, holders of ordinary shares are entitled to the distribution of any remaining assets.

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Purchase of shares by us (Treasury shares)

We are permitted to purchase our outstanding shares, subject to certain conditions and limitations provided for by Italian law. We may only purchase the shares out of profits available for dividends or out of distributable reserves, in each case as appearing on the latest shareholder-approved financial statements; if we do not have such available profits or reserves, the shares in excess must be cancelled and the corporate capital must be reduced accordingly. Further, we may only repurchase fully paid-in shares. Such purchases and the conditions thereto must be authorized by our shareholders by vote at an ordinary shareholders’ meeting and the authorization may be issued for a period not exceeding the term of eighteen (18) months.

A corresponding reserve equal to the purchase price of such shares must be created in the balance sheet, and such reserve is not available for distribution, unless such shares are sold or cancelled. Shares purchased and held by us may be resold only pursuant to a resolution of our shareholders adopted at an ordinary shareholders’ meeting. The voting rights attaching to the shares held by us or our subsidiaries cannot be exercised, but the shares can be counted for quorum purposes in shareholders’ meetings. Dividends and other rights, including preemptive rights, attaching to such shares will accrue to the benefit of other shareholders.

The foregoing limitations do not apply in case we purchase our shares: (i) by giving execution to a shareholders’ meeting resolution authorizing capital reduction through repurchase or cancellation; (ii) for free, to the extent they are fully paid-in; (iii) as a consequence of universal succession, merger or demerger; or (iv) on occasion of foreclosures authorized to satisfy a creditor of our company, to the extent they are fully paid-in.

As long as such shares remain the property of the company, the right to profits and the right of option are attributed proportionally to the other shares. The right to vote is suspended, but such shares are nevertheless taken into account for the purposes of calculating the majority and the quorum required for the constitution and for the resolutions of the shareholders’ meetings.

The Company does not hold any of its shares.

Notification of the acquisition of shares

In accordance with Italian antitrust laws, the Italian Antitrust Authority could prohibit, if certain threshold requirements are met, the acquisition of control in a company which would thereby create or strengthen a dominant position in the domestic market or a significant part thereof and which would result in the elimination or substantial reduction, on a lasting basis, of competition, provided that certain turnover thresholds are exceeded. However, if the turnover of the acquiring party and the company to be acquired exceed certain other monetary thresholds, the antitrust review of the acquisition falls within the exclusive jurisdiction of the European Commission.

In addition, if we fall under the scope of the Law Decree No. 21 of March 15, 2012 (the so-called Italian “Golden Power” regulations), as subsequently amended and supplemented, (i) certain resolutions of the Company and, if specific thresholds requirements are met, and (ii) certain third-party investors’ purchases of our shares may be subject to ad hoc notifications to the Italian Government which may object to the transaction thereof.

In particular, in such cases the Government would have, among others:

(i)	the power to veto or to impose specific conditions with respect to the acquisition of certain shareholdings by any foreign entity outside the European Union with respect to companies having assets and business in sectors of strategic importance; and
(ii)	the power to veto or impose specific conditions with regard to the adoption of specific corporate resolutions, acts or transactions by the same companies.

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Minority shareholders’ rights; withdrawal rights

Shareholders’ resolutions which are not adopted in conformity with applicable law or our bylaws may be challenged (with certain limitations and exceptions) within 90 days of such resolution (or, if such resolution is subject to registration or filing with the Italian Company Register, within ninety days of its registration or filing) by absent, dissenting or abstaining shareholders representing individually or in the aggregate at least 5% of our share capital (as well as by our board of directors or our board of statutory auditors). Shareholders not reaching this threshold or shareholders not entitled to vote at our meetings may only claim damages arising from the challenged resolution.

Dissenting or absent shareholders may withdraw from the company as a result of shareholders’ resolutions approving, among other things, material modifications of our corporate purpose or of the voting rights of our ordinary shares, our transformation from a share corporation into a different legal entity or the transfer of our registered seat outside Italy. In such a case, our other shareholders would have a preemptive right to purchase the shares of the withdrawing shareholder. Should no shareholder exercise that preemptive right, the shares must be offered to third parties or, in the absence of any third party wishing to buy them, they will be purchased by us by using the available reserves. In the event that no reserve is available, our equity capital must be reduced accordingly. Any repurchase of such shares by us must be on terms authorized by our board of directors, upon consultation with our board of statutory auditors and our external auditor, having regard to our net asset value, our prospective earnings and the market value of our ordinary shares, if any. Under Italian law, we may set forth different criteria in our bylaws for the consideration to be paid to withdrawing shareholders. We have not done so as of the date of this prospectus.

Any shareholder may bring to the attention of the board of statutory auditors facts or acts which such shareholder deems wrongful. If such shareholders represent at least 5% of our share capital, or in case we are considered an Open Company (as described below) 2% of the same, our board of statutory auditors must investigate without delay and report its findings and recommendations at our shareholders’ meeting. Shareholders representing more than 10% of our share capital, or, in case we are considered an Open Company one-twentieth, have the right to report to the competent court serious breaches of the duties of the directors which may be prejudicial to us or to our subsidiaries. In addition, shareholders representing at least 20% of our share capital may commence derivative suits before the competent court against our directors, statutory auditors and general managers. We may waive or settle the suit unless shareholders holding at least 20% of the shares vote against such waiver or settlement. We will reimburse the legal costs of such action in the event that the claim of such shareholder is successful and the court does not award such costs against the relevant directors, statutory auditors or general managers.

Applicable Laws

The Company is governed by the corporate laws of Italy, and is legally considered and treated, according to the Italian Civil Code, as a private company because our shares are not listed on a regulated market in Italy or within the European Union.

It should be noted that under Italian corporate law, while joint-stock companies are all the same type of legal entity, there is a distinction between those companies that do not have access to the capital markets (Private Companies) and companies that have such access. This latter category comprises both companies listed on European regulated markets (Public Companies) and companies whose securities are not listed on such markets, insofar as they have completed a significant distribution of their securities among the public (so-called “emittenti aventi strumenti finanziari diffusi tra il pubblico in maniera rilevante”), according to the relevant provisions set forth in Italian Financials’ Consolidated Act and its implementing provisions (Open Companies).

Pursuant to Article 2-bis of the Issuer’s Regulation implemented by Consob (Regolamento emittenti), Open Companies must meet the following requirements:

a)	having at least 500 shareholders in addition to the majority shareholders who hold at least 5% of the outstanding share capital; and
b)	exceeding at least two out of the following three thresholds:

-	total assets side of €4.4 million;
-	total revenues of €8.8 million; and
-	an average of 50 employees during the year.

If we issue financial instruments widely distributed among the public, the regulation relating to Open Companies could apply to us.

Stock Exchange Listing

Our ordinary shares are listed on The Nasdaq Capital Market represented by ADSs under the symbol “GNTA.” Neither the Company’s ordinary shares nor its ADSs are listed on a securities exchange outside the United States.

Registrar of Shares

Our share register is currently kept by Spafid S.p.A., which acts as registrar. The share register reflects only record owners of our ordinary shares.

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DESCRIPTION OF SECURITIES

For descriptions of our ordinary shares and the ADSs, please refer to the Description of Securities, filed as Exhibit 2.4 to our Annual Report on Form 20-F for the year ended December 31, 2022, which is incorporated herein by reference. Because those descriptions are summaries, they may not contain all of the information important to you. Accordingly, those descriptions are qualified entirely by reference to our bylaws (statuto), the Deposit Agreement and the form of ADR, as applicable, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

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TAXATION

Italian Tax Consequences

You should refer to “Item 10. Additional Information—E. Taxation—Italian Tax Consequences” in our Annual Report on Form 20-F for the year ended December 31, 2022, which is incorporated herein by reference, for a summary of material tax consequences under Italian law relating to the purchase, ownership and disposition of the ADSs to be offered and sold under this prospectus. Such summary is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership, and disposition of the ADSs. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

U.S. Federal Income Taxation

THE FOLLOWING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSIDERED TO BE, LEGAL OR TAX ADVICE. EACH U.S. HOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND SALE OF ADSS, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

Subject to the limitations described in the next paragraph, the following discussion summarizes the material U.S. federal income tax consequences to a “U.S. Holder” arising from the purchase, ownership and sale of the ADSs. For this purpose, a “U.S. Holder” is a holder of ADSs that is: (1) an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under U.S. federal income tax laws; (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) or a partnership (other than a partnership that is not treated as a U.S. person under any applicable U.S. Treasury regulations) created or organized under the laws of the United States or the District of Columbia or any political subdivision thereof; (3) an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of source; (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust; or (5) a trust that has a valid election in effect to be treated as a U.S. person to the extent provided in U.S. Treasury regulations.

This summary is for general information purposes only and does not purport to be a comprehensive description of all of the U.S. federal income tax considerations that may be relevant to a decision to invest in or dispose of the ADSs. This summary generally considers only U.S. Holders that will own the ADSs as capital assets and who will not hold the ADSs as part of a permanent establishment in Italy. This summary does not consider the U.S. federal tax consequences to a person that is not a U.S. Holder, nor does it describe the rules applicable to determine a taxpayer’s status as a U.S. Holder. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder, administrative and judicial interpretations thereof, and the U.S./Italy Income Tax Treaty, all as in effect as of the date hereof and all of which are subject to change, possibly on a retroactive basis, and all of which are open to differing interpretations. We will not seek a ruling from the IRS with regard to the U.S. federal income tax treatment of an investment in the ADSs by U.S. Holders and, therefore, can provide no assurances that the IRS will agree with the conclusions set forth below.

This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to a particular U.S. holder based on such holder’s particular circumstances and in particular does not discuss any estate, gift, generation-skipping, transfer, state, local, excise or foreign tax considerations. In addition, this discussion does not address the U.S. federal income tax treatment of a U.S. Holder who is: (1) a bank, life insurance company, regulated investment company, or other financial institution or “financial services entity;” (2) a broker or dealer in securities or foreign currency; (3) a person who acquired our securities in connection with employment or other performance of services; (4) a U.S. Holder that is subject to the U.S. alternative minimum tax; (5) a U.S. Holder that holds our securities as a hedge or as part of a hedging, straddle, conversion or constructive sale transaction or other risk-reduction transaction for U.S. federal income tax purposes; (6) a tax-exempt entity; (7) real estate investment trusts or grantor trusts; (8) an expatriate or a former long-term resident of the United States; or (9) a U.S. Holder having a functional currency other than the U.S. dollar. This discussion does not address the U.S. federal income tax treatment of a U.S. Holder that owns, directly or constructively, at any time, securities representing 10% or more of the voting power or value of our shares.

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Additionally, the U.S. federal income tax treatment of partnerships (or other pass-through entities) or persons who hold securities through a partnership or other pass-through entity are not addressed. If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds ADSs, the U.S. federal income tax consequences to the partners of such partnership will depend on the activities of the partnership and the status of the partners.

Each investor is advised to consult his or her own tax adviser for the specific tax consequences to that investor of purchasing, holding or disposing of our securities, including the effects of applicable state, local, foreign or other tax laws and possible changes in the tax laws.

Taxation of Dividends Paid on Ordinary Shares

We do not intend to pay dividends in the foreseeable future. In the event that we do pay dividends, and subject to the discussion under the heading “Passive Foreign Investment Companies” below and the discussion of “qualified dividend income” below, a U.S. Holder, other than certain U.S. Holders that are U.S. corporations, will be required to include in gross income as ordinary income the U.S. dollar amount of any distribution paid on ordinary shares (including the amount of any Italy tax withheld on the date of the distribution), to the extent that such distribution does not exceed our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. The amount of a distribution which exceeds our earnings and profits will be treated first as a non-taxable return of capital, reducing the U.S. Holder’s tax basis for the ordinary shares to the extent thereof, and then as capital gain. We do not expect to maintain calculations of our earnings and profits under U.S. federal income tax principles and, therefore, U.S. Holders should expect that the entire amount of any distribution generally will be reported as dividend income. Any dividends we pay with respect to the ADSs or ordinary shares are expected to constitute foreign source income for foreign tax credit purposes.

In general, preferential tax rates for “qualified dividend income” and long-term capital gains are applicable for U.S. Holders that are individuals, estates or trusts. For this purpose, “qualified dividend income” means, inter alia, dividends received from a “qualified foreign corporation.” A “qualified foreign corporation” is a corporation that is entitled to the benefits of a comprehensive tax treaty with the United States which includes an exchange of information program. The IRS has stated that the Italy/U.S. Tax Treaty satisfies this requirement and we believe we are eligible for the benefits of that treaty.

In addition, our dividends will be qualified dividend income if our ordinary shares are readily tradable on Nasdaq or another established securities market in the United States. Dividends will not qualify for the preferential rates if we are treated, in the year the dividend is paid or in the prior year, as a PFIC, as described below under “Passive Foreign Investment Companies.” A U.S. Holder will not be entitled to the preferential rate: (1) if the U.S. Holder has not held our ordinary shares for at least 61 days of the 121-day period beginning on the date which is 60 days before the ex-dividend date, or (2) to the extent the U.S. Holder is under an obligation to make related payments on substantially similar property. Any days during which the U.S. Holder has diminished its risk of loss on our ordinary shares are not counted towards meeting the 61-day holding period. Finally, U.S. Holders who elect to treat the dividend income as “investment income” pursuant to Code section 163(d)(4) will not be eligible for the preferential rate of taxation.

The amount of a distribution with respect to our ordinary shares will be measured by the amount of the fair market value of any property distributed, and for U.S. federal income tax purposes, the amount of any Italian taxes withheld therefrom. Cash distributions paid by us in Euros will be included in the income of U.S. Holders at a U.S. dollar amount based upon the spot rate of exchange in effect on the date the dividend is includible in the income of the U.S. Holder, and U.S. Holders will have a tax basis in such Euros for U.S. federal income tax purposes equal to such U.S. dollar value. If the U.S. Holder subsequently converts the Euros into U.S. dollars or otherwise disposes of it, any subsequent gain or loss in respect of such Euros arising from exchange rate fluctuations will be U.S. source ordinary exchange gain or loss.

Subject to certain limitations, Italian withholding tax, if any, paid in connection with any distribution with respect to ADSs may be claimed as a credit against a U.S. Holder’s U.S. federal income tax liability if the U.S. Holder elects not to take a deduction for any non-U.S. income taxes for that taxable year; otherwise, such Italian withholding tax may be taken as a deduction. If a U.S. Holder is eligible for benefits under the Treaty or is otherwise entitled to a refund for the taxes withheld, the U.S. Holder will not be entitled to a foreign tax credit or deduction for the amount of any Italian taxes withheld in excess of the maximum rate under the Treaty or for the taxes with respect to which the U.S. Holder can obtain a refund from the Italian taxing authorities. As the relevant rules are very complex, U.S. Holders should consult their own tax advisors concerning the availability and utilization of the foreign tax credit or deductions for non-U.S. taxes in their particular circumstances.

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Taxation of the Disposition of Ordinary Shares

Except as provided under the PFIC rules described below under “Passive Foreign Investment Companies,” upon the sale, exchange or other disposition of our ordinary shares, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between such U.S. Holder’s tax basis for the ordinary shares in U.S. dollars and the amount realized on the disposition in U.S. dollar (or its U.S. dollar equivalent determined by reference to the spot rate of exchange on the date of disposition, if the amount realized is denominated in a foreign currency). The gain or loss realized on the sale, exchange or other disposition of ordinary shares will be long-term capital gain or loss if the U.S. Holder has a holding period of more than one year at the time of the disposition. Individuals who recognize long-term capital gains may be taxed on such gains at reduced rates of tax. The deduction of capital losses is subject to various limitations.

Passive Foreign Investment Companies

Special U.S. federal income tax laws apply to U.S. taxpayers who own shares of a corporation that is a PFIC. We will be treated as a PFIC for U.S. federal income tax purposes for any taxable year that either:

●	75% or more of our gross income (including our pro rata share of gross income for any company, in which we are considered to own 25% or more of the shares by value), in a taxable year is passive; or

●	At least 50% of our assets, averaged over the year and generally determined based upon fair market value (including our pro rata share of the assets of any company in which we are considered to own 25% or more of the shares by value) are held for the production of, or produce, passive income.

For this purpose, passive income generally consists of dividends, interest, rents, royalties, annuities, the excess of certain foreign currency gains over certain currency losses, and income from certain commodities transactions and from notional principal contracts. Cash is treated as generating passive income.

Our status as a PFIC will depend on the nature and composition of our income and the nature, composition and value of our assets. Our status may also depend, in part, on how quickly we utilize the cash proceeds from this offering in our business. We have not made the formal analysis necessary to determine whether or not we are currently a PFIC or whether we have ever been a PFIC. Based on preliminary analysis done in connection with this offering, however, we believe that we were likely classified as a PFIC in 2022, and we may be classified as a PFIC for 2023 and future years. In particular, so long as we do not generate revenue from operations for any taxable year and do not receive any research and development grants, or even if we receive a research and development grant, if such grant does not constitute gross income for United States federal income tax purposes, we likely will be classified as a PFIC for such taxable year. Because the determination of whether we are a PFIC for any taxable year is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not be considered a PFIC in any taxable year.

If we currently are or become a PFIC during the holding period of a U.S. holder, the U.S. holder would be subject to potentially materially greater amounts of tax and subject to additional U.S. tax form filing requirements. In addition, a non-corporate U.S. holder will not be eligible for qualified dividend income treatment on dividends received from us if we are treated as a PFIC for the taxable year in which the dividends are received or for the preceding taxable year. Specifically, each U.S. Holder who has not elected to mark the shares to market (as discussed below), would, upon receipt of certain distributions by us and upon disposition of our ordinary shares at a gain: (1) have such distribution or gain allocated ratably over the U.S. Holder’s holding period for the ordinary shares, as the case may be; (2) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income; and (3) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. In addition, when shares of a PFIC are acquired by reason of death from a decedent that was a U.S. Holder, the tax basis of such shares would not receive a step-up to fair market value as of the date of the decedent’s death, but instead would be equal to the decedent’s basis if lower, unless all gain were recognized by the decedent. Indirect investments in a PFIC may also be subject to these special U.S. federal income tax rules.

The PFIC rules described above would not apply to a U.S. Holder who makes a QEF election for all taxable years that such U.S. Holder has held the ordinary shares while we are a PFIC, provided that we comply with specified reporting requirements. Instead, each U.S. Holder who has made such a QEF election is required for each taxable year that we are a PFIC to include in income such U.S. Holder’s pro rata share of our ordinary earnings as ordinary income and such U.S. Holder’s pro rata share of our net capital gains as long-term capital gain, regardless of whether we make any distributions of such earnings or gain. In general, a QEF election is effective only if we make available certain required information. At this time, we do not expect to calculate our “ordinary earnings” or “net capital gain” under U.S. tax principles or supply U.S. holders with the required “PFIC Annual Information Statement.” If we do not provide this information for any reason, it generally will not be possible for a U.S. Holder to make a QEF election if we are, or if we become, a PFIC. Prospective investors should assume that a QEF election will not be available.

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In addition, the PFIC rules described above would not apply if we were a PFIC and a U.S. Holder made a mark-to-market election. A U.S. Holder of our ordinary shares which are regularly traded on a qualifying exchange, including the Nasdaq Capital Market, can elect to mark the ordinary shares to market annually, recognizing as ordinary income or loss each year an amount equal to the difference as of the close of the taxable year between the fair market value of the ordinary shares and the U.S. Holder’s adjusted tax basis in the ordinary shares. Losses are allowed only to the extent of net mark-to-market gain previously included income by the U.S. Holder under the election for prior taxable years.

U.S. Holders who hold our ordinary shares during a period when we are a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC. U.S. Holders are strongly urged to consult their tax advisors about the PFIC rules.

Tax on Net Investment Income

U.S. Holders who are individuals, estates or trusts will generally be required to pay a 3.8% Medicare tax on their net investment income (including dividends on and gains from the sale or other disposition of our ordinary shares), or in the case of estates and trusts on their net investment income that is not distributed. In each case, the 3.8% Medicare tax applies only to the extent the U.S. Holder’s total adjusted income exceeds applicable thresholds.

Information Reporting and Withholding

A U.S. Holder may be subject to backup withholding at a rate of 24% with respect to cash dividends and proceeds from a disposition of ordinary shares. In general, backup withholding will apply only if a U.S. Holder fails to comply with specified identification procedures. Backup withholding will not apply with respect to payments made to designated exempt recipients, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax and may be claimed as a credit against the U.S. federal income tax liability of a U.S. Holder, provided that the required information is timely furnished to the IRS.

U.S. federal income tax law requires certain U.S. investors to disclose information relating to investments in securities of a non-U.S. issuer. Failure to comply with applicable disclosure requirements could result in the imposition of substantial penalties. U.S. holders should consult their own tax advisors regarding any disclosure obligations.

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PLAN OF DISTRIBUTION

We have entered into a Controlled Equity OfferingSM Sales Agreement, or the Sales Agreement, with Cantor Fitzgerald & Co., or Cantor. Pursuant to this prospectus, we may offer and sell ADSs having an aggregate gross sales price of up to $30,000,000 from time to time through or to Cantor acting as sales agent or principal. A copy of the Sales Agreement has been filed as an exhibit to our registration statement on Form F-3 of which this prospectus forms a part.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cantor may sell the ADSs by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor not to sell ADSs if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of ADSs upon notice and subject to other conditions.

We will pay Cantor commissions, in cash, for its service in acting as agent in the sale of the ADSs. Cantor will be entitled to compensation at a commission rate equal to 3.0% of the sales price per ADS sold under the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of their legal counsel in an amount not to exceed $75,000. Additionally, pursuant to the terms of the Sales Agreement, we agreed to reimburse Cantor for the fees and costs of its legal counsel reasonably incurred in connection with Cantor’s ongoing diligence arising from the transactions contemplated by the Sales Agreement in an amount not to exceed $25,000 in the aggregate per calendar half year. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor under the terms of the Sales Agreement, will be approximately $397,515.

Settlement for sales of ADSs will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of the ADSs as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the ADSs under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the ADSs on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.

The offering of the ADSs pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and Cantor may each terminate the Sales Agreement at any time upon ten days’ prior notice.

Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market making activities involving the ADSs while the offering is ongoing under this prospectus.

This prospectus may be made available in electronic format on a website maintained by Cantor, and Cantor may distribute this prospectus electronically.

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LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Fenwick & West LLP, New York, New York. Certain legal matters with respect to the validity of the ordinary shares represented by ADSs offered by this prospectus will be passed upon for us by Giovannelli e Associati, Studio Legale, Italy. Cantor is being represented in connection with this offering by Duane Morris LLP, New York, New York, with respect to certain U.S. legal matters, and Chiomenti Studio Legale LLC, New York, New York, with respect to certain Italian legal matters.

EXPERTS

The financial statements of Genenta as of December 31, 2022 and for its fiscal year ended December 31, 2022, included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2022, incorporated by reference herein has been audited by Dannible and McKee, LLP, independent registered public accounting firm, as set forth in their report thereon. Such financial statements are incorporated by reference in this prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The address of Dannible & McKee, LLP is 221 S. Warren Street #500, Syracuse, New York, United States.

The financial statements of Genenta as of December 31, 2021, and for each of its fiscal years in the two-year period ended December 31, 2021, included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2022, incorporated by reference herein has been audited by Mayer Hoffman McCann P.C., independent registered public accounting firm, as set forth in their report thereon. Such financial statements are incorporated by reference in this prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The address of Mayer Hoffman McCann P.C. is 13500 Evening Creek Drive North #450, San Diego, California, United States.

EXPENSES OF THE OFFERING

The following table sets forth the expenses of this offering payable by us, excluding commissions and reimbursement of expenses, in connection with this offering. All amounts shown are estimated, except the SEC registration fee and the FINRA filing fee.

Expenses	Amount
SEC registration fee	$11,020
FINRA filing fee	15,500
Printing and engraving expenses	5,995
Legal fees and expenses	250,000
Accounting fees and expenses	95,000
Miscellaneous costs	20,000
Total	$397,515

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ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of Italy and our registered office and domicile is located in Milan, Italy. Moreover, a majority of our directors and executive officers are not residents of the United States, and all or a substantial portion of our assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States.

We have been advised by our Italian counsel that the recognition and enforcement of foreign judgements in Italy is regulated either by (i) treaties or conventions, bilateral or multilateral, between Italy and the foreign country, whose court issued the judgement, or (ii) Italian Law no. 218 of May 31, 1995 (the “International Private Law Act”). In this regard, the provisions of the applicable treaties and conventions, if any, prevail on the provisions of the International Private Law Act. Indeed, Section 2 of the International Private Law Act states that the provisions of the International Private Law Act are “without prejudice to the application of the international conventions binding on Italy”.

That said, Italian counsels advise us that there exist no treaties or other conventions in existence between the Republic of Italy and the United States, or between the Republic of Italy and the U.S. laws, relating to the recognition and enforcement of civil judgments. There follows that a civil judgment of a court of New York or of a United States federal court applying New York law will be recognized in Italy under the general provisions of the International Private Law Act.

Section 64 of the International Private Law Act provides that a judgment issued in a foreign country is recognized in Italy, without any proceedings (i.e., without a rehearing on the merits) being necessary, if all of the following conditions are met:

a) the judge who issued the judgment had the power to decide the case pursuant to the principles on jurisdiction provided by Italian law;

b) the writ of summons (or equivalent pleading) was duly served upon the defendant in compliance with the applicable provisions of the lex fori (i.e., the application of the rules of the legal system to which the judge belongs);

c) the parties entered an appearance, or their default was duly declared in compliance with the applicable provisions of the lex fori;

d) the judgment to be recognized is a final judgment subject to no further appeal;

e) the judgment to be recognized does not contrast with a final judgment issued by an Italian court;

f) there are no pending proceedings between the same parties and in relation to the same matter, which proceedings were commenced prior to the commencement of the foreign proceedings; and

g) the judgment to be recognized does not conflict with Italian public order.

When the foreign civil judgment must be enforced in Italy, the above-mentioned conditions must be verified by the Italian Court of Appeal based in the area where the judgment must be executed, as indicated in Article 67 of the International Private Law Act. The subsequent decision of the competent Court of Appeal constitutes the title to enforce the foreign decision. Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.

Subject to the foregoing, investors may be able to enforce in Italy judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, we cannot assure you that those judgments will be recognized or enforceable in Italy.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 20-F and other information with the SEC and furnish reports on Form 6-K to the SEC. We are not required to disclose certain other information that is required from U.S. domestic issuers. Also, as a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing of proxy statements to shareholders and our directors, senior management and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by other U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, other U.S. domestic reporting companies. We are liable for violations of the rules and regulations of the SEC which do apply to us as a foreign private issuer.

We maintain a corporate website at www.genenta.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

●	our Reports on Form 6-K filed with the SEC on February 1, 2023, May 1, 2023 and May 10, 2023;

●	our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on April 21, 2023; and

●	the descriptions of our ordinary shares and ADSs contained in Exhibit 2.4 to our Annual Report on Form 20-F for the year ended December 31, 2022 filed by us with the SEC on April 21, 2023, including any amendment or report filed to update such description and any subsequent amendments or reports filed for the purpose of updating such description.

All annual reports on Form 20-F and any amendment thereto and any report on Form 6-K (or portion thereof) that expressly indicates it is being incorporated by reference in this prospectus, in each case, that we file with or furnish to the SEC prior to the termination or completion of the offering under this prospectus (including all such reports or documents we may file with or furnish to the SEC on or after the date on which the registration statement of which this prospectus is a part is first filed with the SEC and prior to the effectiveness of the registration statement), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing or furnishing of such reports and documents. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All of the documents that are incorporated by reference are available at the website maintained by the SEC at http://www.sec.gov. In addition, copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, to whom a copy of this prospectus is delivered on the written or oral request of that person made to: Genenta Science S.p.A., Via Olgettina No. 58, 20132, Milan, Italy, Attention: Pierluigi Paracchi.

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Up to $30,000,000

American Depositary Shares

Representing Ordinary Shares

PROSPECTUS

, 2023

PART II INFORMATION NOT REQUIRED IN PROSPECTUS.

Item 8. Indemnification of Directors and Officers.

Italian law requires directors and members of any committee designated by the board of directors to perform their duties with the degree of diligence required by the nature of their office and according to their specific level of competence. Liability should never arise from business judgments under the circumstances, even if the decisions made entail significant economic risks, but be attributable only to lack of diligence by the director in appreciating in advance the risk involved in the transaction to be undertaken, and therefore, the omission of possible precautions, assessments or the lack of information normally required for a decision of that type, taken under those circumstances and in that manner. Directors are liable to the company’s creditors when their improper management conduct impairs the company’s assets and prevents the company from satisfying creditors’ claims. If the company cannot repay its creditors, and a court determines that the directors did not adequately perform their duties relating to the preservation of assets, the court may find directors liable.

In order to provide enhanced liability protection for its directors and to attract and retain highly qualified individuals to act as directors, our board of directors has agreed to indemnify each current and future member of the board of directors to the maximum extent permitted by law, save for a limited number of instances, including when (i) officers and directors’ acts or omissions constituted willful misconduct or gross negligence, (ii) officers and directors did not act in good faith, for a purpose which they reasonably believed to be in, or not opposed to, the best interests of the Company and (iii) officers and directors are held liable towards the Company.

Item 9. Exhibits.

See the Exhibit Index on page II-3 for a list of exhibits filed as part of this Registration Statement on Form F-3.

Item 10. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

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(e) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(f) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement

1.2	Controlled Equity OfferingSM Sales Agreement, dated May 12, 2023, by and between the Company and Cantor Fitzgerald & Co.

3.1	Deed of Incorporation of Genenta Science S.p.A. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-1 (File No. 333-260923))

3.2	Amended and Restated Bylaws of Genenta Science S.p.A. (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2022)

4.1	Deposit Agreement dated December 17, 2021 between the Company and The Bank of New York Mellon, as depositary (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1 (File No. 333-260923))

4.2	Form of American Depositary Receipt (included in Exhibit 4.1)

4.3*	Form of Rights Agreement (including Rights Certificate)

4.4	Underwriter Warrants dated December 17, 2021(incorporated by reference to Exhibit 4.3 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2021)

5.1	Opinion of Giovanelli and Associates, Italian counsel to the Company

23.1	Consent of Dannible & McKee, LLP.

23.2	Consent of Mayer Hoffman McCann, P.C.

23.3	Consent of Giovanelli and Associates (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page)

107	Filing Fee Table

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Milan, Italy on the 12th day of May, 2023.

GENENTA SCIENCE S.P.A.

By:	/s/ Pierluigi Paracchi
Name:	Pierluigi Paracchi
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Pierluigi Paracchi and Richard Slansky and each of them, as his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	/s/ Pierluigi Paracchi	Chief Executive Officer	May 12, 2023
	Pierluigi Paracchi	(Principal Executive Officer)

By:	/s/ Richard B. Slanksy	Chief Financial Officer	May 12, 2023
	Richard B. Slansky	(Principal Financial Officer and Principal Accounting Officer)

By:	/s/ Mark Sirgo	Chairman of the Board and Director	May 12, 2023
Mark Sirgo

By:	/s/ Roger Abravenel	Director	May 12, 2023
Roger Abravanel

By:	/s/ Guido Guidi	Director	May 12, 2023
Guido Guidi

By:	/s/ Anthony Marucci	Director	May 12, 2023
Anthony Marucci

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Cogency Global Inc., the duly authorized representative in the United States of Genenta Science S.p.A., has signed this registration statement on May 12, 2023.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

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